UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor
Los Angeles, California	90045-6430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 342-5000

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed on December 22, 2004, California Pizza Kitchen, Inc., a California corporation (“CPK California”), consummated a merger (the “Reincorporation”) with and into its wholly-owned subsidiary, California Pizza Kitchen, Inc., a Delaware corporation (“CPK Delaware”) on December 22, 2004. As a result of the Reincorporation, the registrant is now a Delaware corporation.

On June 11, 2004, the Board of Directors of CPK Delaware approved the adoption of a new stock incentive plan, the 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”), subject to (i) obtaining stockholder approval, and (ii) consummating the Reincorporation. The Board of Directors of CPK California, acting on behalf of CPK California as the sole stockholder of CPK Delaware at that time, also approved adoption of the 2004 Plan, subject to obtaining the approval of the CPK California shareholders to the Reincorporation and, as future stockholders of CPK Delaware, to the 2004 Plan. Shareholders of CPK California approved both the 2004 Plan and the Reincorporation at the annual shareholders’ meeting held July 28, 2004 and the Reincorporation was consummated on December 22, 2004. As a result, the 2004 Plan became effective as of December 22, 2004. The Company is now filing the form of stock option agreement adopted for use under the 2004 Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit		Description

99.1	(A)	California Pizza Kitchen, Inc. 2004 Omnibus Incentive Compensation Plan.

99.2		Form of option agreement under the California Pizza Kitchen, Inc. 2004 Omnibus Incentive Compensation Plan.

(A)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-121539).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2004	CALIFORNIA PIZZA KITCHEN, INC.
a Delaware corporation

	By:	/s/ SUSAN M. COLLYNS
Susan M. Collyns
Chief Financial Officer,
Vice President, Finance
and Secretary

EXHIBIT INDEX

Exhibit		Description

99.1	(A)	California Pizza Kitchen, Inc. 2004 Omnibus Incentive Compensation Plan.

99.2		Form of option agreement under the California Pizza Kitchen, Inc. 2004 Omnibus Incentive Compensation Plan.

(A)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-121539).